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                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Inhale Therapeutic Systems, Inc. for the registration of 1,200,000 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1998, with respect to the financial statements of Inhale Therapeutic Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                        /S/ ERNST & YOUNG LLP


Palo Alto, California
December 11 , 1998





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